UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2025

ALT5 SIGMA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Spring Road, Suite 102 Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 997-5968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	ALTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering

On August 11, 2025, ALT5 Sigma Corporation (the “Company”) entered into securities purchase agreements (the “Registered Offering Purchase Agreements”) with certain institutional investors pursuant to which the Company agreed to issue to the Purchasers (as defined therein), in a registered direct offering (the “Registered Offering”), an aggregate of 100,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $7.50 per share.

The Company intends to use up to $10,000,000 of the net proceeds from the Registered Offering to settle existing litigation, pay existing debt, and fund the Company’s existing business operations, and the balance of the net proceeds will be used to fund the acquisition of $WLFI tokens from World Liberty Financial, Inc. (the “Lead Investor”) pursuant to a Token Purchase Agreement and the establishment of the Company’s cryptocurrency treasury operations. The shares of Common Stock to be issued in the Registered Offering will be issued pursuant to a prospectus supplement, which was filed with the Securities and Exchange Commission on August 11, 2025, in connection with a takedown from the Company’s shelf registration statement on Form S-3, as amended, (File No. 333-289176), which was declared effective by the Securities and Exchange Commission on August 8, 2025.

Private Placement Offering

On August 11, 2025, the Company entered into a Securities Purchase Agreement (the “Private Placement Purchase Agreement” and, together with the Registered Offering Purchase Agreements, the “Purchase Agreements”), with the Lead Investor, pursuant to which the Company received $750 million of $WLFI tokens and agreed to issue to the Lead Investor, in a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), 1,000,000 shares of Common Stock at a purchase price of $7.50 per share (the “PIPE Shares”), and pre-funded warrants (the “PIPE Pre-Funded Warrants”) to purchase up to 99,000,000 shares of Common Stock at a purchase price of $7.499 per PIPE Pre-Funded Warrant (the “PIPE Pre-Funded Warrant Shares” and together with the PIPE Shares and the PIPE Pre-Funded Warrants, the “PIPE Securities”). Each of the PIPE Pre-Funded Warrants is exercisable for one share of Common Stock at an exercise price of $0.001 per share. The PIPE Pre-Funded Warrants are not exercisable until the Company has filed an amendment to its Articles of Incorporation to increase the number of authorized shares of common stock (the “Amendment”). Following the effectiveness of the Amendment, the PIPE Pre-Funded Warrants may be exercised at any time until all of the PIPE Pre-Funded Warrants are exercised in full, subject to certain beneficial ownership limitations.

The Company agreed to hold an annual or special meeting of stockholders on or prior to September 30, 2025 and to file a Preliminary Proxy Statement with the Commission with the date that is twenty (20) business days following the closing date for the purpose of obtaining the stockholder approval to the Amendment (the “Stockholder Approval”), with the recommendation of the Company’s Board of Directors that the proposal to approve the Amendment. If the Company does not obtain Stockholder Approval at the first meeting, the Company is obligated to call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the date on which Stockholder Approval is obtained.

The issuance and sale of the “PIPE Securities will not be, and are not, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The PIPE Securities will be issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder for transactions not involving a public offering. Pursuant to the terms of the Registration Rights Agreement (as defined herein), the Company is required to file a registration statement providing for the resale of the PIPE Securities within 15 days of the closing of the Private Placement.

The Registered Offering is expected to result in gross proceeds of $750 million and the Private Placement is expected to result in the receipt of $750 million of $WLFI tokens, in each case before deducting placement agent commissions and other offering expenses. The closing of the Offerings is expected to occur on or about August 12, 2025, subject to the satisfaction of customary closing conditions.

Pursuant to the Purchase Agreements, the Company has agreed not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto, for a period of thirty (30) days after the initial registration statement has been declared effective, subject to certain customary exceptions, including the use of the Sales Agreement (as defined herein), without the consent of the Purchasers, the Lead Investor, and the Placement Agent.

Placement Agency Agreements

The Company entered into a Placement Agency Agreement with A.G.P./Alliance Global Partners (the “Placement Agent”), dated August 11, 2025, pursuant to which the Placement Agent will act as the exclusive placement agent for the Company in connection with the Registered Offering (the “RD Placement Agency Agreement). Pursuant to the RD Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee of 3% of the gross proceeds from the Registered Offering and to issue to the Placement Agent (or its designees) warrants to purchase that number of shares of Common Stock equal to 3% of the securities sold in the Registered Offering, which will be exercisable beginning 180 days following the closing date, and have an initial exercise price per share of Common Stock of $8.25 (the “Placement Agent Warrants”). In addition, the Company agreed to reimburse the Placement Agent for up to $475,000 of its fees and expenses, and up to $10,000 in non-accountable expenses, in connection with the Registered Offering.

The Company also entered into a Placement Agency Agreement with the Placement Agent, dated August 11, 2025, pursuant to which the Placement Agent will act as the exclusive placement agent for the Company in connection with the Private Placement (the “PIPE Placement Agency Agreement). Pursuant to the PIPE Placement Agency Agreement, the Company agreed to pay the Placement Agent (or its designees) a cash fee of (i) $6,5000,000 for all tokens paid for the securities sold in the Private Placement in excess of $500,000,000 and (ii) 3% of the gross proceeds of cash paid for the securities sold in the Private Placement Offering by the Placement Agent, and to issue to the Placement Agent, Placement Agent Warrants equal to 3% of the securities sold in the Private Placement, which will be exercisable beginning 180 days following the closing date, and have an initial exercise price per share of Common Stock of $8.25. In addition, the Company agreed to reimburse the Placement Agent for up to $475,000 of its fees and expenses, and up to $10,000 in non-accountable expenses, in connection with the Private Placement.

The issuance of the Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants (the “Placement Agent Warrant Shares”) will not be registered under the Securities Act or any state securities laws. The Placement Agent Warrant Shares will be issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder for transactions not involving a public offering.

The Placement Agency Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

Registration Rights Agreement

On August 11, 2025, the Company and the Lead Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement (the “Resale Registration Statement”), providing for the resale of the PIPE Securities within 15 days of the closing of the Private Placement, to have such registration statement declared effective with 30 days of the filing date (or 60 days, if the Securities and Exchange Commission conducts a full review) (the date of such effectiveness, the “Effective Date”), and to maintain the effectiveness of such registration statement.

Lock-Up Agreements

Pursuant to the Purchase Agreements, the Company has agreed not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto, for a period of 30 days after the Effective Date, subject to certain customary exceptions, including the use of the Sales Agreement (as defined herein), without the consent of the Purchasers, the Lead Investor and the Placement Agent.

In addition, each of the Company’s directors and executive officers are subject to a lock-up agreement, which prohibits them from offering for sale, pledging, announcing the intention to sell, selling, contracting to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, 50% of their shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of 90 days following the Effective Date and the remaining 50% upon the later of ninety (90) days after the Effective Date or the effective date of the Stockholder Approval. The lock-up agreements do not prohibit our directors and executive officers and the selling stockholder from transferring shares of our common stock for bona fide estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms.

The foregoing summaries of the Placement Agent Warrants, the PIPE Pre-Funded Warrants, the Registered Offering Purchase Agreements, the Private Placement Purchase Agreements, the RD Placement Agency Agreement, the PIPE Placement Agency Agreement, the Registration Rights Agreement, and the Lock-Up Agreements do not purport to be complete descriptions thereof and are qualified in their entirety by reference to the full text of such documents or the forms of such documents, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively. The representations, warranties, and covenants made by the Company in any agreement that is filed as an exhibit hereto were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement. In addition, the assertions embodied in any representations, warranties, and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to securityholders generally. Moreover, such representations, warranties, or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

The legal opinion of Lucosky Brookman LLP relating to the legality of the issuance and sale of the securities in the Registered Offering is attached hereto as Exhibit 5.1.

The ATM Agreement

On August 11, 2025, the Company entered into an ATM Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners, as sales agent (the “Agent”) to sell shares of its Common Stock, having an aggregate offering price of up to $1,000,000,000 (the “ATM Shares”) from time to time, through an “at the market offering” (the “ATM Offering”) as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), registered pursuant to a prospectus supplement to the Company’s effective Registration Statement on Form S-3, as amended, (File No. 333-289176).

Pursuant to the Sales Agreement, the Agent will be entitled to compensation on the ATM Shares sold in the ATM Offering at a commission rate of 2.5% of the gross sales price per Share on the first $500 million of Shares sold and 2.0% of the gross sales price per Share on all sales of Shares thereafter.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to, to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 10.8, and is incorporated herein by reference.

A copy of the opinion of Lucosky Brookman LLP relating to the validity of the Shares that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.2.

Item 2.02 Results of Operations and Financial Condition.

Our independent registered public accounting firm has not completed its review of our results for our second quarter. Set forth below are certain preliminary estimates of the results of operations that we expect to report for our second quarter. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, and other developments that may arise between now and the time the financial results for our second quarter are finalized:

For the thirteen weeks ended June 28, 2025, the Company’s revenues are estimated to be in the range of $6.0 to $6.5 million, with gross profit estimated between $2.5 and $3.0 million. Operating loss for the period is expected to be between $2.0 and $2.2 million. For the twenty-six weeks ended June 28, 2025, revenues are expected to be between $11.5 and $12.5 million, gross profit estimated between $5.0 to $5.5 million and operating loss is estimated between $3.75 and $4.0 million.

As of June 28, 2025, the Company’s total assets are estimated to be approximately $94.0 to $95.0 million, inclusive of cash of approximately $9.5 million, total current liabilities are expected to be between $58.0 and $59.0 million, and equity attributable to the Company’s stockholders is estimated to be between $28.5 and $29.0 million.

Item 3.02. Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K related to the Placement Shares, the RD Pre-Funded Warrant Shares, the PIPE Securities, the Placement Agent Warrants, and the Placement Agent Warrant Shares is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Offerings, the Company will appoint Zachary Witkoff as the Chairman of the Company’s Board of Directors, Eric Trump as a member of the Company’s Board of Directors, Zachary Folkman as an observer to the Board of Directors and Matt Morgan as its Chief Investment Officer.

Zachary Witkoff is a Co-founder and Chief Executive Officer of World Liberty Financial, Inc., where he has been instrumental in building the USD1 stablecoin. Mr. Witkoff has served as President of Witkoff Capital, a privately-held, global family office and investment firm headquartered in Miami, since January 2020. Mr. Witkoff graduated magna cum laude from the University of Miami’s Herbert Business School and earned his Bachelor of Business Administration with a focus on finance and economics.

Eric Trump serves as the Executive Vice President of The Trump Organization, a global real estate development company headquartered in Palm Beach, Florida. In this role, he oversees all operational aspects of the organization’s diverse portfolio, which includes ultra-luxury hotels, golf courses, residential and commercial properties, and hospitality ventures across the globe. In addition to his work at The Trump Organization, Eric is the Co-Founder of World Liberty Financial, Inc., where he leverages his financial acumen to drive innovation and strategic growth. He holds a degree in Finance and Management from Georgetown University.

Zachary Folkman is a Co-founder of World Liberty Financial, Inc. and has served as a director since its inception in September 2024. From 2019 to the present, Mr. Folkman has served as Managing Director of Axiom Management Group. Mr. Folkman graduated from New York Law School in 2010 and has been involved in the digital asset space since 2016.

Except as set forth herein, there are no arrangements or understandings between Mr. Witkoff and Mr. Trump, respectively, and any other persons pursuant to Mr. Witkoff and Mr. Trump’s appointment as directors and except as set forth herein, there are no related party transactions involving Mr. Witkoff and Mr. Trump, respectively, that are reportable under Item 404(a) of Regulation S-K. There are no material plans, contracts or arrangements to which Mr. Witkoff and Mr. Trump are a party to or in which they participate, nor have there been any material amendments to any plan, contract or arrangement by virtue of Mr. Witkoff and Mr. Trump’s appointments to the board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2025, the Company and certain holders of the Company’s existing preferred stock agreed to amend the Certificates of Designation for its Series B Preferred Stock, Series Q Convertible Preferred Stock, and Series I Convertible Preferred Stock (such amended Certificates of Designation, the “Amended Designations”, and, such series of preferred stock collectively, the “Preferred Stock”) to provide voting rights for the holders of the Preferred Stock, such that each share of Preferred Stock votes at the rate of one vote per shares. With respect to any stockholder vote, the Preferred Stock shall have full voting tights and powers equal to the voting rights and powers of the Common Stock and will vote together with all other classes and series of common and preferred stock of the Company as a single class on all actions to be taken by the holders of Common Stock, except to the extent that voting as a separate class or series is required by law or by the certificate of designation of a class of preferred shares. The modification of voting rights has been implemented by the filing of the Amended Designations.

The description of the Amended Designations do not purport to be complete and are qualified in their entirety by reference to the Amended Designations, each of which are filed herewith as Exhibits 4.3, 4.4, and 4.5, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On August 11, 2025, the Company issued a press release announcing the Offerings and the appointments of Mr. Witkoff and Mr. Trump to the board of directors. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Placement Agent Warrant
4.2	Form of PIPE Pre-Funded Warrant
4.3	Amended Certification of Stock Designation of Series Q Convertible Preferred Stock
4.4	Amended Certification of Stock Designation of Series B Preferred Stock
4.5	Amended Certification of Stock Designation of Series I Convertible Preferred Stock
5.1	Opinion of Lucosky Brookman LLP
5.2	Opinion of Lucosky Brookman LLP (related to At the Market Offering)
10.1	Form of Registered Offering Securities Purchase Agreement, dated as of August 11, 2025, between ALT5 Sigma Corporation and each Purchaser (as defined therein)
10.2	Form of Private Placement Securities Purchase Agreement, dated as of August 11, 2025, between ALT5 Sigma Corporation and each Purchaser (as defined therein)
10.3	RD Placement Agency Agreement, dated August 11, 2025, between ALT5 Sigma Corporation and A.G.P./Alliance Global Partners
10.4	PIPE Placement Agency Agreement, dated August 11, 2025, between ALT5 Sigma Corporation and A.G.P./Alliance Global Partners
10.5	Form of Registration Rights Agreement, dated as of August 11, 2025, between ALT5 Sigma Corporation and each Purchaser (as defined therein)
10.6	Form of Lock-Up Agreement
10.8	ATM Sales Agreement, dated August 11, 2025 by and between ALT5 Sigma Corporation and A.G.P./Alliance Global Partners.
23.1	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.2)
99.1	Press Release dated August 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 SIGMA CORPORATION

Date: August 11, 2025	By:	/s/ Peter Tassiopoulos
Peter Tassiopoulos
Chief Executive Officer